Exhibit 21
SYBASE, INC. SUBSIDIARIES
(AS OF DECEMBER 31, 2008)

COMPANY NAME	JURISDICTION OF FORMATION

Sybase Argentina, S.A.	Argentina
Sybase Australia Pty Limited	Australia
Sybse 365 Pty Limited	Australia
Sybase BVBA/SPRL	Belgium
Sybase Brasil Software Limitada	Brazil
Sybase 365 Ltd.	British Virgin Islands
Sybase Canada Limited	Canada
iAnywhere Solutions Canada Limited	Canada
Sybase Software (China) Co., Ltd.	China
Ruan Lian Technologies (Beijing) Co., Ltd. (WFOE)	China
Beijing Zhang Zhong Hu Dong Information Technology Co., Ltd.	China
Sybase Taiwan Co., Ltd.	China
Sybase ApS	Denmark
Sybase France S.a.r.l.	France
Sybase GmbH	Germany
paybox solutions AG	Germany
Sybase Hong Kong Limited	Hong Kong
Sybase 365 Limited	Hong Kong
Sybase Software (India) Private Limited	India
Sybase 365 (India) Private Limited	India
P.T. Sybase Informatindo Indonesia	Indonesia
PT Sybase 365 Indonesia	Indonesia
Sybase Italia S.r.l.	Italy
iAnywhere Solutions K.K.	Japan
Sybase KK	Japan
Sybase Luxembourg S.a.r.l.	Luxembourg
Sybase Software (Malaysia) Sdn Bhd	Malaysia
Sybase 365 Pte. Ltd., (Malaysia Branch Office)	Malaysia
Sybase de Mexico, S. de R.L. de C.V.	Mexico
Sybase Europe B.V.	Netherlands
Sybase Nederland B.V.	Netherlands
iAnywhere Solutions B.V.	Netherlands
Christie Partners Holding C.V.	Netherlands
Joe D Partners CV	Netherlands
Sybase (N.Z.) Limited	New Zealand
Sybase Norge AS	Norway
Sybase Philippines Inc.	Philippines
Sybase (Singapore) Pte Ltd.	Singapore
Micawber 447 (Pty) Ltd trading as Sybase 365	South Africa
Sybase Korea, Ltd.	South Korea
Sybase Iberia S.L.	Spain
Sybase Sverige AB	Sweden
Sybase (Schweiz) GmbH	Switzerland
Sybase 365 Pte. Ltd., (Taiwan Branch Office)	Taiwan
Sybase (UK) Limited	United Kingdom
Oasis Group Pension Trustees Limited	United Kingdom

COMPANY NAME	JURISDICTION OF FORMATION

Sybase 365 Limited	United Kingdom
Sybase International Holdings Corporation, LLC	United States
iAnywhere Solutions, Inc.	United States
Financial Fusion, Inc.	United States
Sybase Global, LLC	United States
Counterpoint Systems Foundry, Inc.	United States
Sybase, Inc.	United States
Sybase 365, LLC	United States
Extended Systems, Incorporated	United States
Extended Systems of Idaho, Incorporated	United States